UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2019

OP BANCORP

(Exact name of registrant as specified in its charter)

California	001-38437	81-3114676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Wilshire Blvd., Suite 500, Los Angeles, CA	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 892-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	OPBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of OP Bancorp (the “Company”) was held on July 25, 2019. At the meeting, the shareholders voted on the following items:

1.	election of directors; and

2.	ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

A total of 13,835,737 shares of the Company’s common stock were represented and voted at the meeting, constituting 88.18% of the issued and outstanding shares of common stock entitled to vote at the meeting.

The final results of the shareholder votes were as follows:

1.	Election of directors of the Company.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Brian Choi	12,388,774	95,949	1,267,364
Earnest E. Dow	12,462,839	21,884	1,267,364
Jason Hwang	12,462,839	21,884	1,267,364
Soo Hun Jung	12,460,975	23,748	1,267,364
Min J. Kim	12,462,412	22,311	1,267,364
Ock Hee Kim	12,461,024	23,699	1,267,364
Myung Ja Park	12,462,024	22,699	1,267,364
Yong Sin Shin	12,462,839	21,884	1,267,364

Each of the nominees noted above was re-elected to serve as members of the board of directors of the Company until the Company’s next annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Total Shares
For:	13,797,463
Against:	36,723
Abstain:	1,551
Broker Non-Votes:	—

This proposal was approved by the shareholders with the number of shares voting “for” constituting 87.94% of the total number of shares represented and voted at the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OP Bancorp

DATED: July 25, 2019	By:	/s/ Christine Oh
Christine Oh
Executive Vice President and
Chief Financial Officer

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